Exhibit 2.2

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re: RAIT FUNDING, LLC, a Delaware limited liability company, et al.[1], Debtors.	Chapter 11 Case No. 19-11915 (BLS) (Jointly Administered) Ref. Docket. No. 294

NOTICE OF FILING PLAN SUPPLEMENT

PLEASE TAKE NOTICE that, in connection with the Debtors’ Joint Chapter 11 Plan dated December 17, 2019 [D.I. 294] (as may be amended, the “Plan”),2 the above-captioned debtors and debtors in possession hereby file the Plan Supplement, which is attached hereto as Exhibit 1.

[Remainder of page intentionally left blank.]

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The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are as follows: RAIT Funding, LLC, a Delaware limited liability company (9983); RAIT Financial Trust, a Maryland real estate investment trust (9819); RAIT General, Inc., a Maryland corporation (9987); RAIT Limited, Inc., a Maryland corporation (9773); Taberna Realty Finance Trust, a Maryland real estate investment trust (3577); RAIT JV TRS, LLC, a Delaware limited liability company (3190); and RAIT JV TRS Sub, LLC, a Delaware limited liability company (4870).  The mailing address for all Debtors is Two Logan Square, 100 N. 18th Street, 23rd Floor, Philadelphia, Pennsylvania 19103 (Attn: John J. Reyle).

[2]	Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Plan.

Dated:January 10, 2020 Wilmington, Delaware

DRINKER BIDDLE & REATH LLP

/s/ Patrick A. Jackson
Patrick A. Jackson (Del. Bar No. 4976)
Joseph N. Argentina, Jr. (Del. Bar No. 5453)
222 Delaware Avenue, Suite 1410
Wilmington, DE 19801
Tel:  (302) 467-4200
Fax:  (302) 467-4201
Patrick.Jackson@dbr.com
Joseph.Argentina@dbr.com

-and-

Michael P. Pompeo (admitted pro hac vice)
Brian P. Morgan (admitted pro hac vice)
1177 Avenue of the Americas, 41st Floor
New York, NY 10036-2714
Tel:  (212) 248-3140
Fax:  (212) 248-3141
Michael.Pompeo@dbr.com
Brian.Morgan@dbr.com

Counsel to the Debtors
and Debtors in Possession

EXHIBIT 1

Plan Supplement

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re: RAIT FUNDING, LLC, a Delaware limited liability company, et al.[3], Debtors.	Chapter 11 Case No. 19-11915 (BLS) (Jointly Administered) Ref. Docket. No. 294

PLAN SUPPLEMENT

This Plan Supplement contains documents filed in connection with the Debtors’ Joint Chapter 11 Plan dated December 17, 2019 [D.I. 294] (as may be amended, the “Plan”).4  Included in this Plan Supplement is the following:

Exhibit A – Assumption Schedule

Exhibit B – Rejection Schedule

Exhibit C – List of Retained Causes of Action

The Debtors reserve the right to alter, amend, update, supplement, or modify the Plan Supplement.

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The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are as follows: RAIT Funding, LLC, a Delaware limited liability company (9983); RAIT Financial Trust, a Maryland real estate investment trust (9819); RAIT General, Inc., a Maryland corporation (9987); RAIT Limited, Inc., a Maryland corporation (9773); Taberna Realty Finance Trust, a Maryland real estate investment trust (3577); RAIT JV TRS, LLC, a Delaware limited liability company (3190); and RAIT JV TRS Sub, LLC, a Delaware limited liability company (4870).  The mailing address for all Debtors is Two Logan Square, 100 N. 18th Street, 23rd Floor, Philadelphia, Pennsylvania 19103 (Attn: John J. Reyle).

[4]	Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Plan.

Dated:January 10, 2020 Wilmington, Delaware

DRINKER BIDDLE & REATH LLP

/s/ Patrick A. Jackson
Patrick A. Jackson (Del. Bar No. 4976)
Joseph N. Argentina, Jr. (Del. Bar No. 5453)
222 Delaware Avenue, Suite 1410
Wilmington, DE 19801
Tel:  (302) 467-4200
Fax:  (302) 467-4201
Patrick.Jackson@dbr.com
Joseph.Argentina@dbr.com

-and-

Michael P. Pompeo (admitted pro hac vice)
Brian P. Morgan (admitted pro hac vice)
1177 Avenue of the Americas, 41st Floor
New York, NY 10036-2714
Tel:  (212) 248-3140
Fax:  (212) 248-3141
Michael.Pompeo@dbr.com
Brian.Morgan@dbr.com

Counsel to the Debtors
and Debtors in Possession

EXHIBIT A

Assumption Schedule

Contract/Lease	Counterparty	Proposed Cure Amount
Corporate Office Lease (2 Logan)[5]	Two Logan Square Associates, LLP 555 East Lancaster Avenue Suite 100 Radnor, PA 19087	$960.57

[5]	Subject to assignment to a new tenant to be identified at or prior to the hearing on confirmation of the Plan.

EXHIBIT B

Rejection Schedule

All Executory Contracts and Unexpired Leases that are deemed rejected pursuant to section 5.1 of the Plan.

EXHIBIT C

List of Retained Causes of Action

Section 4.5(g) of Article IV of the Plan provides:

Unless any Cause of Action against an Entity is expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, all rights to commence, prosecute, or settle, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, shall vest in the Reorganized Debtors and be enforceable by the Plan Administrator pursuant to the terms of the Plan. Except for any Cause of Action against an Entity that is expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Plan Administrator may enforce all rights to commence, prosecute, or settle, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, and the Plan Administrator’s rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. The Plan Administrator may, in its reasonable business judgment, pursue such Causes of Action and may retain and compensate professionals in the analysis or pursuit of such Causes of Action to the extent the Plan Administrator deems appropriate, including on a contingency fee basis. No Entity may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against them as any indication that the Reorganized Debtors or the Plan Administrator will not pursue any and all available Causes of Action against them. The Reorganized Debtors and the Plan Administrator expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan. Unless any Cause of Action against an Entity is expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order, the Plan Administrator expressly reserves all Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. The Plan Administrator reserves and shall retain the foregoing Causes of Action notwithstanding the rejection of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. The Plan Administrator shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, or to decline to do any of the foregoing, without the consent or approval of any third party or any further notice to, or action, order, or approval of, the Bankruptcy Court.

Notwithstanding and without limiting the generality of Section 4.5(g) of Article IV of the Plan, the Debtors and the Plan Administrator, as applicable, expressly reserve their rights with

C-1

respect to all Causes of Action that are not expressly released under the Plan, including the following types of claims:

Claims Related to Insurance Policies

Unless otherwise released by the Plan, the Debtors and the Plan Administrator, as applicable, expressly reserve all of their rights with respect to Causes of Action based in whole or in part upon any and all insurance contracts and insurance policies to which the Debtors or Plan Administrator is a party or pursuant to which the Debtors or Plan Administrator has any rights whatsoever, regardless of whether such contract or policy is specifically identified herein, including Causes of Action against insurance carriers, reinsurance carriers, insurance brokers, underwriters, occurrence carriers, indemnity, contribution, reimbursement, or any other matters.

Avoidance Actions against former Officers, Directors, and Trustees

Unless otherwise released by the Plan, the Debtors and the Plan Administrator, as applicable, expressly reserve all of their rights with respect to Avoidance Actions against former officers, directors, and Trustees who were not employed or serving as such as of the Petition Date.

Claims, Defenses, Cross-Claims and Counter-Claims
Related to Litigation and Potential Litigation

Unless otherwise released by the Plan, the Debtors and the Plan Administrator, as applicable, expressly reserve all of their rights with respect to Causes of Action against or related to all Entities that are party to or that may in the future become party to litigation, arbitration, or any other type of adversarial proceeding or dispute resolution proceeding, whether formal or informal or judicial or non-judicial, regardless of whether such Entity is specifically identified in the Plan, this Plan Supplement, or any amendments thereto.

Claims Related to Tax Refunds

Unless otherwise released by the Plan, the Debtors and the Plan Administrator, as applicable, expressly reserve all of their rights with respect to Causes of Action against or related to all Entities that owe or that may in the future owe money related to tax refunds to the Debtors or Plan Administrator, regardless of whether such Entity is specifically identified herein. Furthermore, the Debtors expressly reserves all of its rights with respect to Causes of Action against or related to all Entities who assert or may assert that the Debtors or Plan Administrator owes taxes to them.

Claims Related to Liens

Unless otherwise released by the Plan, the Debtors and the Plan Administrator, as applicable, expressly reserve all of their rights with respect to Causes of Action based in whole or in part upon any and all liens regardless of whether such lien is specifically identified herein.

C-2

Claims Related to Contracts and Leases

Unless otherwise released by the Plan, the Debtors and Plan Administrator, as applicable, expressly reserve their rights with respect to Causes of Action based in whole or in part upon any and all contracts and leases, including without limitation all licenses and similar instruments, to which the Debtors or Plan Administrator is a party or pursuant to which the Debtors or Plan Administrator has any rights whatsoever, regardless of whether such contract or lease is specifically identified herein.

**The Debtors reserve the right to modify, supplement, or amend this Exhibit C from time to time in accordance with the Plan.**

In addition, the Debtors expressly retain Causes of Action against any Entity listed in the single consolidated matrix of creditors filed by the Debtors [D.I. 8], regardless of whether such Entity is listed in this Exhibit C, to the extent such Entity owes or may in the future owe any amounts to the Debtors or the Plan Administrator except to the extent any such Cause of Action is released under the Plan.

No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or the Plan Administrator will not pursue any and all available Causes of Action against them. The Debtors and Plan Administrator expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise provided in the Plan.

Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or an order of the Bankruptcy Court, the Debtors and Plan Administrator expressly reserve all Causes of Action for later adjudication.

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